Exhibit 99.1

LNB Bancorp, Inc. Reports First Quarter 2014 Results

  First quarter net income available to common shareholders of $1.57 million, an increase of 19.8% as compared to the same quarter one year ago
  New SBA Lending Group generated over $12 million in loans, first quarter gain on sale of $495,000
  Nonperforming assets declined by $7.8 million, a decrease of 26% from the first quarter a year ago

LORAIN, Ohio--(BUSINESS WIRE)--April 24, 2014--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the first quarter 2014. Net income available to common shareholders for the first quarter 2014 was $1,571,000, or $0.16 per common share, compared to $856,000, or $0.10 per common share, for the year-ago quarter which included Supplemental Executive Retirement Plan (SERP) compensation expense of $455,000, net of tax. Excluding the SERP expense, the adjusted net income available to common shareholders totaled $1,311,000 in the first quarter of 2013. The adjusted net income available to common shareholders increased $260,000, or 19.8%, from the first quarter 2013 to the first quarter 2014.

“Gain on the sale of loans was $703,000 for the quarter, compared to $656,000 for the first quarter of 2013. This increase is primarily due to the gain on the sale of SBA (Small Business Administration) loans of $495,000, offset by a decline in mortgage loan sales. We continue to see strong results from our new SBA Lending Group. Since the group’s inception in the fourth quarter of 2013, they have generated over $12 million in loans to medical, dental, veterinary and funeral home businesses. Our new SBA Lending income exceeded the reduction of our fee income from mortgage loan sales. Our mortgage fee income has declined as the market transitioned from heavy refinance volume to a lower level of activity based primarily on purchases,” stated Daniel E. Klimas, president and chief executive officer of LNB Bancorp.

Net interest income was $9.0 million for the first quarter of 2014, compared to $8.7 million in the first quarter of the prior year, an increase of 3.0%. The net interest margin (FTE) for the first quarter of 2014 was 3.21%, a decline of 2 basis points from the first quarter of 2013.

Loan balances grew by 2.2% compared to the first quarter of 2013, led by the commercial and indirect auto loan portfolios.

The Company continued to make progress on improving credit quality as non-performing assets declined nearly $8 million from the same quarter in 2013. The ratio of non-performing assets to total assets at March 31, 2014, was 1.74%, down from 2.41% at March 31, 2013.

The provision for loan losses was $900,000 in the first quarter of 2014, down $450,000 from the first quarter of 2013, reflecting the Company’s improvement in credit quality. Net charge-offs were $908,000 for the first quarter of 2014, or 0.41% of average loans (annualized), compared to $1.2 million, or 0.54% of average loans (annualized), in the first quarter of 2013.

Trust and Investment Management fee income was $400,000 in the first quarter, an increase of 6.7% compared to the first quarter in 2013. “During the first quarter we saw a nice increase in new relationships and we look to continue growing this business in 2014,” stated Daniel E. Klimas. Noninterest income was $2.9 million for the first quarter of 2014 compared to $3.3 million for the prior-year first quarter. This year over year decrease was driven primarily by a slower mortgage loan market, lower account fee income due in part to the severe winter affecting consumers and no gains taken in the first quarter on the securities portfolio.

Noninterest expense was $8.9 million for the first quarter of 2014 compared with $9.3 million for the first quarter of 2013. Excluding the pre-tax expense for SERP compensation of $690,000 in the first quarter of 2013, noninterest expenses would have shown a 3.1% increase compared to the first quarter of 2013, largely as a result of the additional expense associated with the new SBA Lending business.

The Company continued to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 12.15%, Tier 1 leverage ratio of 8.61% and tangible common equity to tangible assets of 6.90% at March 31, 2014.

As previously announced, on January 17, 2014, the Company completed the repurchase and redemption of all of its remaining outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B.

Total assets at March 31, 2014 were $1.26 billion, up $24 million, or 2.0%, from March 31, 2013. Total deposits at March 31, 2014 were $1.08 billion, up $28 million, or 2.6%, from March 31, 2013.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.3 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, any capital-raising or acquisition activities of the Company; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At March 31, 2014	At December 31, 2013
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from banks	$38,939	$36,717
Federal funds sold and interest bearing deposits in banks	29,302	15,555
Cash and cash equivalents	68,241	52,272
Securities available for sale, at fair value	217,510	216,122
Restricted stock	5,741	5,741
Loans held for sale	1,811	4,483
Loans:
Portfolio loans	910,189	902,299
Allowance for loan losses	(17,497)	(17,505)
Net loans	892,692	884,794
Bank premises and equipment, net	8,013	8,198
Other real estate owned	979	579
Bank owned life insurance	19,532	19,362
Goodwill, net	21,582	21,582
Intangible assets, net	424	457
Accrued interest receivable	3,774	3,621
Other assets	15,094	13,046
Total Assets	$1,255,393	$1,230,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$149,530	$148,961
Savings, money market and interest-bearing demand	430,142	393,778
Certificates of deposit	497,179	502,850
Total deposits	1,076,851	1,045,589
Short-term borrowings	3,725	4,576
Federal Home Loan Bank advances	46,760	46,708
Junior subordinated debentures	16,238	16,238
Accrued interest payable	701	789
Accrued taxes, expenses and other liabilities	4,004	4,901
Total Liabilities	1,148,279	1,118,801
Shareholders' Equity
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at March 31, 2014 and 7,689 shares were authorized and issued at December 31, 2013.	-	7,689
Discount on Series B preferred stock	-	(19)
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,001,717 at March 31, 2014 and 10,001,717 at December 31, 2013.	10,002	10,002
Additional paid-in capital	51,166	51,098
Retained earnings	55,440	53,966
Accumulated other comprehensive income (loss)	(3,317)	(5,188)
Treasury shares at cost, 336,745 shares at March 31, 2014 and 328,194 at December 31, 2013	(6,177)	(6,092)
Total Shareholders' Equity	107,114	111,456
Total Liabilities and Shareholders' Equity	$1,255,393	$1,230,257

Consolidated Statements of Income (unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$8,928	$9,054
Securities:
U.S. Government agencies and corporations	1,028	841
State and political subdivisions	303	289
Other debt and equity securities	117	70
Federal funds sold and short-term investments	17	20
Total interest income	10,393	10,274

Interest Expense
Deposits	1,082	1,249
Federal Home Loan Bank advances	155	155
Short-term borrowings	27	-
Junior subordinated debenture	168	166
Total interest expense	1,432	1,570
Net Interest Income	8,961	8,704
Provision for Loan Losses	900	1,350
Net interest income after provision for loan losses	8,061	7,354

Noninterest Income
Investment and trust services	400	375
Deposit service charges	770	816
Other service charges and fees	753	831
Income from bank owned life insurance	169	168
Other income	151	321
Total fees and other income	2,243	2,511
Securities gains, net	-	178
Gains on sale of loans	703	656
Loss on sale of other assets, net	(34)	(13)
Total noninterest income	2,912	3,332

Noninterest Expense
Salaries and employee benefits	4,595	5,027
Furniture and equipment	1,148	949
Net occupancy	613	588
Professional fees	494	490
Marketing and public relations	400	289
Supplies, postage and freight	214	307
Telecommunications	151	162
Ohio Franchise tax	224	308
FDIC assessments	272	242
Other real estate owned	24	77
Loan and collection expense	298	388
Other expense	426	454
Total noninterest expense	8,859	9,281
Income before income tax expense	2,114	1,405
Income tax expense	508	292

Net Income	$1,606	$1,113
Dividends and accretion on preferred stock	35	257
Net Income Available to Common Shareholders	$1,571	$856

Net Income Per Common Share
Basic	$0.16	$0.10
Diluted	0.16	0.10
Dividends declared	0.01	0.01
Average Common Shares Outstanding
Basic	9,668,297	8,201,120
Diluted	9,705,432	8,212,038

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
END OF PERIOD BALANCES	2014	2013	2013	2013	2013
Cash and Cash Equivalents	$68,241	$52,272	$47,090	$49,534	$54,954
Securities	217,510	216,122	215,290	228,766	223,173
Restricted stock	5,741	5,741	5,741	5,741	5,741
Loans held for sale	1,811	4,483	2,110	3,423	6,250
Portfolio loans	910,189	902,299	891,300	882,896	889,931
Allowance for loan losses	17,497	17,505	17,791	17,815	17,806
Net loans	892,692	884,794	873,509	865,081	872,125
Other assets	69,398	66,845	66,762	65,701	68,940
Total assets	$1,255,393	$1,230,257	$1,210,502	$1,218,246	$1,231,183
Total deposits	1,076,851	1,045,589	1,032,245	1,039,279	1,049,176
Other borrowings	66,723	67,522	64,539	64,704	64,684
Other liabilities	4,705	5,690	5,757	5,369	7,118
Total liabilities	1,148,279	1,118,801	1,102,541	1,109,352	1,120,978
Total shareholders' equity	107,114	111,456	107,961	108,894	110,205
Total liabilities and shareholders' equity	$1,255,393	$1,230,257	$1,210,502	$1,218,246	$1,231,183

AVERAGE BALANCES
Assets:
Total assets	$1,234,380	$1,221,830	$1,213,502	$1,233,694	$1,195,630
Earning assets*	1,150,500	1,137,943	1,130,695	1,147,869	1,113,292
Securities	217,753	214,860	222,229	225,644	207,791
Portfolio loans	906,843	899,899	883,321	882,499	884,893
Liabilities and shareholders' equity:
Total deposits	$1,055,980	$1,041,763	$1,036,149	$1,053,952	$1,016,968
Interest bearing deposits	910,340	891,589	896,937	914,652	879,208
Interest bearing liabilities	978,073	956,866	961,636	979,260	943,566
Total shareholders' equity	106,681	109,814	108,025	110,619	110,416

INCOME STATEMENT
Total Interest Income	$10,393	$10,525	$10,304	$10,576	$10,274
Total Interest Expense	1,432	1,490	1,529	1,567	1,570
Net interest income	8,961	9,035	8,775	9,009	8,704
Provision for loan losses	900	1,025	950	1,050	1,350
Other income	2,243	2,524	2,062	2,519	2,511
Net gain on sale of assets	669	732	404	553	821
Noninterest expense	8,859	8,983	8,301	8,622	9,281
Income before income taxes	2,114	2,283	1,990	2,409	1,405
Income tax expense	508	577	471	586	292
Net income	1,606	1,706	1,519	1,823	1,113
Preferred stock dividend and accretion	35	163	109	117	257
Net income available to common shareholders	$1,571	$1,543	$1,410	$1,706	$856
Common cash dividend declared and paid	$97	$93	$93	$93	$79

Net interest income-FTE (1)	$9,117	$9,192	$8,934	$9,169	$8,860
Total Operating Revenue (4)	$12,029	$12,448	$11,400	$12,241	$12,192

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
PER SHARE DATA
Basic net income per common share	$0.16	$0.16	$0.15	$0.18	$0.10
Diluted net income per common share	0.16	0.16	0.15	0.18	0.10
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01
Book value per common shares outstanding	11.08	10.73	10.62	10.36	10.87
Tangible book value per common shares outstanding**	8.81	8.45	8.25	8.35	8.49
Period-end common share market value	11.42	10.03	9.40	8.59	8.31
Market as a % of tangible book	129.69%	118.69%	113.93%	102.90%	97.93%
Basic average common shares outstanding	9,668,297	9,379,355	9,303,702	9,303,702	8,201,120
Diluted average common shares outstanding	9,705,432	9,404,651	9,323,657	9,319,142	8,212,038
Common shares outstanding	9,664,972	9,673,523	9,303,702	9,303,702	9,303,702

KEY RATIOS
Return on average assets (2)	0.53%	0.55%	0.50%	0.59%	0.38%
Return on average common equity (2)	6.11%	6.16%	5.58%	6.61%	4.09%
Efficiency ratio	73.65%	72.16%	72.82%	70.44%	76.12%
Noninterest expense to average assets (2)	2.91%	2.92%	2.71%	2.80%	3.15%
Average equity to average assets	8.64%	8.99%	8.90%	8.97%	9.23%
Net interest margin (FTE) (1)	3.21%	3.20%	3.13%	3.20%	3.23%
Common stock dividend payout ratio	6.18%	6.10%	6.61%	5.46%	9.59%
Common stock market capitalization	$110,374	$97,025	$87,455	$79,919	$77,314

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,505	$17,791	$17,815	$17,806	$17,637
Provision for loan losses	900	1,025	950	1,050	1,350
Charge-offs	998	1,570	1,354	1,667	1,428
Recoveries	90	259	380	626	247
Net charge-offs	908	1,311	974	1,041	1,181
Allowance for loan losses, end of period	$17,497	$17,505	$17,791	$17,815	$17,806

Nonperforming Assets
Nonperforming loans	$20,918	$21,986	$24,977	$26,605	$28,514
Other real estate owned	979	579	951	1,149	1,215
Total nonperforming assets	$21,897	$22,565	$25,928	$27,754	$29,729

Ratios
Total nonperforming loans to total loans	2.30%	2.44%	2.80%	3.01%	3.20%
Total nonperforming assets to total assets	1.74%	1.83%	2.14%	2.28%	2.41%
Net charge-offs to average loans (2)	0.41%	0.58%	0.44%	0.47%	0.54%
Provision for loan losses to average loans (2)	0.40%	0.45%	0.43%	0.48%	0.62%
Allowance for loan losses to portfolio loans	1.92%	1.94%	2.00%	2.02%	2.00%
Allowance to nonperforming loans	83.65%	79.62%	71.23%	66.96%	62.45%
Allowance to nonperforming assets	79.91%	77.58%	68.62%	64.19%	59.89%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	6.90%	6.77%	6.46%	6.49%	6.53%
Average equity to assets	8.64%	8.99%	8.90%	8.97%	9.23%
Average equity to loans	11.76%	12.20%	12.23%	12.53%	12.48%
Average loans to deposits	85.88%	86.38%	85.25%	83.73%	87.01%
Tier 1 leverage ratio (3)	8.61%	9.22%	8.95%	8.73%	8.88%
Tier 1 risk-based capital ratio (3)	10.90%	11.63%	11.40%	11.36%	11.05%
Total risk-based capital ratio (3)	12.15%	12.89%	12.65%	12.62%	12.31%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 3-31-14 ratio is estimated.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
* * Non-GAAP measures.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126
Senior Vice President